     As filed with the Securities and Exchange Commission on March 29, 2000
                                                      REGISTRATION NO. 333-85479

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 2 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      TRAINING DEVICES INTERNATIONAL, INC.

                 (Name of small business issuer in its charter)

        COLORADO                             3699                        84-1294499
(State or jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)     Classification Code Number)       Identification No.)

                       7367 S. REVERE PARKWAY, BLDG. #2-C
                         ENGLEWOOD, COLORADO 80112-3931
                                 (303) 792-3792
              (Address and telephone number of principal executive
          offices) (Address of principal place of business or intended principal place of business)


                               RONALD C. ELLINGTON
                             CHIEF EXECUTIVE OFFICER
                      TRAINING DEVICES INTERNATIONAL, INC.
                        7367 S. REVERE PARKWAY, BLDG. #2C
                         ENGLEWOOD, COLORADO 80112-3931
                                 (303) 792-3792
            (Name, address and telephone number of agent for service)
                                 ---------------

                                    COPIES TO
     MARK R. LEVY, ESQ.                        W. CHRIS COLEMAN, ESQ.
     HOLLAND & HART LLP               MCAFEE & TAFT A PROFESSIONAL CORPORATION
 555 17TH STREET, SUITE 3200              TWO LEADERSHIP SQUARE, 10TH FLOOR
   DENVER, COLORADO 80202                   OKLAHOMA CITY, OKLAHOMA 73102

                Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     The sole purpose of this amendment is to file Exhibits 10.19 and 10.20 (A),
(B) and (C).

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


 EXHIBIT
 NUMBER        DESCRIPTION OF EXHIBIT
--------       ----------------------
   1           Underwriting Agreement.***

   2           Amended and Restated Articles of Incorporation of Training Devices
               International, Inc.**

   3           Amended and Restated Bylaws of Training Devices International, Inc.**

  4.1          Specimen stock certificate representing shares of common stock of Training
               Devices International, Inc.*
  4.2          Warrant for the purchase of common stock to be issued to the representative upon the closing of this offering.***
  4.3          Advisory and Investment Bank Agreement.***

   5           Opinion of Holland & Hart LLP regarding the legality of the securities being registered.*

  10.1         1997 Incentive and Nonstatutory Stock Option Plan, as amended.**

  10.2         1999 Stock Option Plan.**

  10.3         Form of Promissory Note issued to investors from May to August, 1999.**

  10.4         Form of Warrant for the purchase of common stock issued from May to August, 1999.**

  10.5         Placement Agent Agreement dated May 25, 1999.**

  10.6         Form of Warrant Agreement between Training Devices International, Inc. and
               Bathgate McColley Capital Group, LLC issued in August, 1999.**


 EXHIBIT
 NUMBER        DESCRIPTION OF EXHIBIT
--------       ----------------------
  10.7         Form of Warrant for purchase of common stock issued to investors from October 1997 to January 1998.**

  10.8         Form of Warrant Certificate between Training Devices International, Inc. and principals of Bathgate McColley Capital Group, LLC issued December 31, 1997.**

  10.9         Form of Registration Rights Agreement executed from October, 1997 to January
               1998.**

 10.10         Placement Agent Agreement dated October 8, 1997.**

 10.11         Form of Registration Rights Agreement dated July 30, 1997.**

 10.12         Placement Agent Agreement dated January 7, 1997.**

 10.13         Form of Warrant Certificate between Training Devices International, Inc. and principals of Bathgate McColley Capital Group, LLC issued February 20, 1997.**

 10.14         Convertible Promissory Note in the principal amount of $100,000 payable to
               Bruce Betschart, as amended.**

 10.16         Lease Agreement, as amended, dated December 1, 1997, between
               Spiral, Inc., as landlord, and Training Devices International,
               Inc., as tenant, for premises located at 7367 South Revere
               Parkway, Building 2-C, Englewood, Colorado.**

 10.17         Promissory Note between Training Devices International, Inc. and Key Bank
               National Association dated June 4, 1999.**

 10.18         Commercial Pledge Agreement between Training Devices International, Inc. and
               Key Bank National Association dated June 4, 1999.**

 10.19         Training Center and Fractional Ownership Agreement dated
               September 14, 1999, between TDI and Aims Continuing Education
               Authority, with Lease Agreement dated September 14, 1999, between
               TDI and Aims Continuing Education Authority, attached as Exhibit
               A.+

 10.20 The following loan documents dated September 14, 1999, between TDI and Aims Community College Foundation: (A) Promissory Note;
               (B) Security Agreement; and (C) Line of Credit Agreement.+ (D)
               Amendment No. 1 to that Security Agreement between TDI and Aims
               Community College


 EXHIBIT
 NUMBER        DESCRIPTION OF EXHIBIT
--------       ----------------------
               Foundation dated September 30, 1999.***

 10.21         Form of Indemnification Agreement between Training Devices International,
               Inc. and its officers and directors.**

 10.22 Form of Agreement to Convert Note dated March, 2000 between TDI and holders of promissory notes which are shown as Exhibit
               10.3.***

 10.23 Strategic Alliance Agreement dated January 31, 2000 between TDI and Babcock & Brown, LP, together with a form of warrant being issued to Babcock & Brown, LP.***

 10.24 Promissory Note and Security Agreement dated December 23, 1999, between TDI and Reginald D. Fowler in principal amount of $2,500,000.***

 10.25         Final Contract dated November 17, 1999 between Training Devices
               International, Inc. and Hydraudyne Systems & Engineering B.V. concerning motion systems.***

 10.26         Special Terms Agreement for One Visual System dated ___________ between Evans
               & Sutherland Computer Corporation and Training Devices International, Inc.
               concerning visual systems.*

  23.1         Consent of Holland & Hart LLP (included in Exhibit 5).*

  23.2         Consent of Arthur Andersen LLP.***

   24          Power of Attorney.***

   27          Financial Data Schedule.***




*to be filed by amendment
**filed on August 18, 1999
***filed on March 22, 2000
+filed with this Amendment No. 2

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form SB-2 and authorized this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned in the City of Denver, State of Colorado, on March 29, 2000.

                                       TRAINING DEVICES INTERNATIONAL, INC.


                           By: /s/ Ronald C. Ellington
                                          --------------------------
                               Ronald C. Ellington
                             Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated.

      SIGNATURE                           TITLE                        DATE


/s/ Ronald C. Ellington    Chairman of the Board and              March 29, 2000
-----------------------    Chief Executive Officer
Ronald C. Ellington        (Principal Executive Officer)


/s/ Dennis J. Meyer        Vice President and Chief               March 29, 2000
-----------------------    Financial Officer (Principal
Dennis J. Meyer            Financial Officer and Principal
                           Accounting Officer)

/s/ Bruce S. Betschart*    Director, President and                March 29, 2000
-----------------------    Chief Operating Officer
Bruce S. Betschart


/s/ Ann Torre Grant*       Director                               March 29, 2000
-----------------------
Ann Torre Grant


/s/ John Jenkins*          Director                               March 29, 2000
-----------------------
John Jenkins


/s/ Peter Roy*             Director                               March 29, 2000
-----------------------
Peter Roy



*By: /s/ RONALD C. ELLINGTON
     ------------------------
     Ronald C. Ellington
     Attorney-in-Fact

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER               DESCRIPTION
-------              -----------
  1            Underwriting Agreement.***


  2            Amended and Restated Articles of Incorporation of Training Devices International, Inc.**

  3            Amended and Restated Bylaws of Training Devices International, Inc.**

 4.1           Specimen stock certificate representing shares of common stock of Training Devices
               International, Inc.*

 4.2           Warrant for the purchase of common stock to be issued to the representative upon the closing of this offering.***

 4.3           Advisory and Investment Bank Agreement.***

  5            Opinion of Holland & Hart LLP regarding the legality of the securities being registered.*

 10.1          1997 Incentive and Nonstatutory Stock Option Plan, as amended.**

 10.2          1999 Stock Option Plan.**

 10.3          Form of Promissory Note issued to investors from May to August, 1999.**

 10.4          Form of Warrant for the purchase of common stock issued from May to August, 1999.**

 10.5          Placement Agent Agreement dated May 25, 1999.**

 10.6          Form of Warrant Agreement between Training Devices International, Inc. and principals of
               Bathgate McColley Capital Group, LLC issued in August, 1999.**

 10.7          Form of Warrant for purchase of common stock issued to investors from October 1997 to
               January 1998.**

 10.8          Form of Warrant Certificate between Training Devices International, Inc. and principals of
               Bathgate McColley Capital Group, LLC issued December 31, 1997.**

 10.9          Form of Registration Rights Agreement executed from October, 1997 to January, 1998.**

 10.10         Placement Agent Agreement dated October 8, 1997.**

 10.11         Form of Registration Rights Agreement dated July 30, 1997.**

EXHIBIT
NUMBER               DESCRIPTION
-------              -----------
 10.12         Placement Agent Agreement dated January 7, 1997.**

 10.13         Form of Warrant Certificate between Training Devices International, Inc. and principals of
               Bathgate McColley Capital Group, LLC issued February 20, 1997.**

 10.14         Convertible Promissory Note in the principal amount of $100,000 payable to Bruce
               Betschart, as amended.**

 10.16         Lease Agreement, as amended, dated December 1, 1997, between
               Spiral, Inc., as landlord, and Training Devices International,
               Inc., as tenant, for premises located at 7367 South Revere
               Parkway, Building 2-C, Englewood, Colorado.**

 10.17         Promissory Note between Training Devices International, Inc. and Key Bank National
               Association dated June 4, 1999.**

 10.18         Commercial Pledge Agreement between Training Devices International, Inc. and Key Bank
               National Association dated June 4, 1999.**

 10.19         Training Center and Fractional Ownership Agreement dated
               September 14, 1999, between TDI and Aims Continuing Education
               Authority, with Lease Agreement dated September 14, 1999, between
               TDI and Aims Continuing Education Authority, attached as Exhibit
               A.+

 10.20 The following loan documents dated September 14, 1999, between TDI and Aims Community College Foundation: (A) Promissory Note;
               (B) Security Agreement; and (C) Line of Credit Agreement.+ (D)
               Amendment No. 1 to that Security Agreement between TDI and Aims
               Community College Foundation dated September 30, 1999.***

 10.21         Form of Indemnification Agreement between Training Devices International, Inc. and its officers and directors.**

 10.22         Form of Agreement to Convert Note dated March, 2000 between TDI and holders of promissory notes which are shown as Exhibit 10.3.***

 10.23 Strategic Alliance Agreement dated January 31, 2000 between TDI and Babcock & Brown, LP, together with a form of warrant being issued to Babcock & Brown, LP.***

 10.24 Promissory Note and Security Agreement dated December 23, 1999, between TDI and Reginald D. Fowler in principal amount of $2,500,000.***

 10.25         Final Contract dated November 17, 1999 between Training Devices

EXHIBIT
NUMBER               DESCRIPTION
-------              -----------
               International, Inc. and Hydraudyne Systems & Engineering B.V. concerning motion systems.***

 10.26         Special Terms Agreement for One Visual System dated ___________ between Evans & Sutherland
               Computer Corporation and Training Devices International, Inc. concerning visual systems.*

 23.1          Consent of Holland & Hart LLP (included in Exhibit 5).*

 23.2          Consent of Arthur Andersen LLP.***

  24           Power of Attorney.***

  27           Financial Data Schedule.***



*to be filed by amendment
**filed on August 18, 1999
***filed on March 22, 2000
+filed with this Amendment No. 2